Exhibit 10.20

[AMENDED AND RESTATED] INDEMNIFICATION AGREEMENT

This [Amended and Restated] Indemnification Agreement made and entered into this            day of                     , (the “Agreement”), by and between Ikaria, Inc. (f/k/a Ikaria Holdings, Inc.), a Delaware corporation (the “Company,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company) and                        (the “Indemnitee”):

[WHEREAS, the Company and the Indemnitee are party to that certain Indemnification Agreement dated as of                      (the “Original Agreement”) to provide for indemnification arrangements for Indemnitee; and

WHEREAS, the Company and the Indemnitee wish to amend and restate the Original Agreement in its entirety on the terms and conditions contained herein to induce the Indemnitee to continue his/her service to the Company;]

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s Certificate of Incorporation and By-laws (the “Certificate of Incorporation” and “By-laws,” respectively) require it to indemnify its directors and officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Certificate of Incorporation or By-laws or any change in the ownership of the Company or the composition of its Board of Directors);

WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Company’s Certificate of Incorporation and By-laws; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing as a [director /officer]of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.                                       Definitions.

(a)                                  “Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, member, manager, shareholder, officer, employee, or agent of any other Entity at the request of the Company.  For purposes of subsection (iii) of this Section l(a), if Indemnitee is serving or has served as a director, partner, trustee, member, manager, shareholder, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.

(b)                                 “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c)                                  “Expenses” shall mean all reasonable fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below) (including in connection with investigating, being a witness in or defending any Proceeding, or any preparation for any of the foregoing), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 11 or 12(c) below), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees and disbursements of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(d)                                 “Finally Adjudicated” shall mean that there has been a final adjudication by a court of competent jurisdiction from which there is no further right to appeal.

(e)                                  “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(f)                                    “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(g)                                 “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including any inquiry which the Indemnitee reasonably believes might lead to the institution of any of the foregoing and further including any proceeding initiated by Indemnitee pursuant to Section 11 below to enforce Indemnitee’s rights hereunder.

(h)                                 “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2.                                       Services of Indemnitee.  In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve and continue to serve as a [director/officer] of the Company.  However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.                                       Agreement to Indemnify.  The Company agrees to indemnify Indemnitee as follows:

(a)                                  Proceedings Other Than By or In the Right of the Company.  Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”) in connection therewith.

(b)                                 Proceedings By or In the Right of the Company.  Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses incurred or paid by Indemnitee in connection therewith.

(c)                                  Conclusive Presumption Regarding Rights to Indemnification.  In making any determination required to be made under Delaware law or under this Agreement with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 7 below, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

4.                                       Exceptions to Indemnification.  Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than with respect to any specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen (each such specific claim, issue or matter, a “Specific Claim”) as follows:

(a)                                  Proceedings Other Than By or In the Right of the Company.  If indemnification is requested under Section 3(a) above and it has been Finally Adjudicated that, in connection with a Specific Claim, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment hereunder of any Indemnifiable Amounts incurred or paid by Indemnitee by reason of such Specific Claim.

(b)                                 Proceedings By or In the Right of the Company.  If indemnification is requested under Section 3(b) above and

(i)            it has been Finally Adjudicated that, in connection with a Specific Claim, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment hereunder of any Indemnifiable Expenses incurred or paid by Indemnitee by reason of such Specific Claim; or

(ii)           it has been Finally Adjudicated that Indemnitee is liable to the Company with respect to such Specific Claim, Indemnitee shall not be entitled to payment hereunder of any Indemnifiable Expenses incurred or paid by Indemnitee by reason of such Specific Claim unless the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses which such court shall deem proper; or

(iii)          it has been Finally Adjudicated that Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses relating thereto hereunder.

(c)                                  Insurance Proceeds.  To the extent payment of Indemnifiable Amounts in connection with a Specific Claim is actually made to the Indemnitee under a valid and collectible insurance policy the premiums for which have been paid by the Company, Indemnitee shall not be entitled to payment hereunder of Indemnifiable Amounts with respect to such Specific Claim except to the extent that the amount of payment under such insurance policy is less than such Indemnifiable Amounts.  Any fees, costs and expenses incurred or paid by Indemnitee in enforcing Indemnitee’s rights under any liability insurance policy paid for by the Company and insuring Indemnitee shall be considered an Indemnifiable Expense hereunder.

5.                                       Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 3 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that  has been Finally Adjudicated (under the procedures, and subject to the presumptions, set forth in Sections 3, 9 and 11 hereof) to be unlawful.

6.                                       Contribution.

(a)                                  Whether or not the indemnification provided in Sections 3 and 5 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Company set forth in Section 6(a) above, if, for any reason, all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) is paid or payable by Indemnitee, the Company shall contribute to the amount of Indemnifiable Amounts paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)                                  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)                                 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Indemnifiable Amounts incurred by Indemnitee in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

7.                                       Procedure for Payment of Indemnifiable Amounts.  Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 above and the basis for the claim.  The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request and receipt of the documentation referred to in the next sentence, as applicable.  At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee has incurred or paid such Indemnifiable Amounts.

8.                                       Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to or otherwise the subject of, and is successful, on the merits or otherwise, in, any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

9.                                       Effect of Certain Resolutions.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

10.                                 Agreement to Advance Expenses: Undertaking.  The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of Indemnitee’s Corporate Status within twenty (20) calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  To the extent required by Delaware law, Indemnitee hereby undertakes to repay any and all of the amount of Indemnifiable Expenses paid to Indemnitee if it is Finally Adjudicated that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses.  This undertaking is an unlimited general obligation of Indemnitee.

11.                                 Remedies of Indemnitee.

(a)                                  Adjudication.  In the event that the it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any action, suit or other proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.  Alternatively, the Indemnitee at the Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator in the State of Delaware pursuant to the rules of the American Arbitration Association, such award to be made within twenty (20) days following the filing of the demand for arbitration if the arbitration relates to failure by the Company to advance expenses and otherwise within sixty (60) days following the filing of the demand for arbitration.  Indemnitee shall commence such proceeding seeking an adjudication or arbitration within one year following the date on which Indemnitee first has the right to commence such proceeding or arbitration pursuant to this Section 11(a).  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 Legal Fees and Expenses.  It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.  Accordingly, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any action, suit or other proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes

Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any action, suit or other proceeding, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction.  Notwithstanding any existing or prior attorney-client relationship between the Company and any counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel.  Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all Expenses incurred by the Indemnitee in connection with any of the foregoing.

(c)                                  Burden of Proof.  In any action, suit or other proceeding brought under Section 11(a) above to obtain payment by the Company of any Indemnifiable Amounts, the Company shall have the burden of proving that Indemnitee is not entitled to such payment hereunder.

(d)                                 Prior Determinations Made Concerning Permissibility of Payment of Indemnifiable Amounts.

(i)            The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action, suit or other proceeding brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

(ii)           In the event that the Company has made a determination that the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement is not permissible and/or that the Indemnitee is not entitled to indemnification, any action, suit or other proceeding brought under Section 11(a) above shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of such adverse determination by the Company.

(iii)          In the event that the Company has made a determination that the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement is permissible and/or that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any action, suit or other proceeding brought under Section 11(a) above, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(iv)          Notwithstanding anything in this Agreement to the contrary, no determination as to the permissibility of the payment of Indemnifiable Amounts and/or the advancement of Indemnifiable Expenses or as to the entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

(e)                                  The Company shall be precluded from asserting in any action, suit or other proceeding brought under Section 11(a) above that the procedures, presumptions or other provisions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

12.                               Defense of the Underlying Proceeding.

(a)                                 Notice by Indemnitee.  Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b)                                 Defense by Company.  Subject to the provisions of the last sentence of this Section 12(b) and Section 12(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a) above.  The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.  This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11(a) above or to any counterclaims or defenses of Indemnitee referred to in Section 20 below.

(c)                                  Indemnitee’s Right to Counsel.  Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may be different from or in addition to those of the Company or other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company or the representation of the Indemnitee by the Company would be precluded under the applicable standards of professional conduct then prevailing, or (iii) the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice (but not more than one law firm plus, if applicable, local counsel in respect of any one Proceeding) at the expense of the Company.

13.                               Representations and Warranties of the Company.  The Company hereby represents and warrants to Indemnitee as follows:

(a)                                 Authority.  The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance by the Company of the undertakings contemplated by this Agreement have been duly authorized by all requisite corporate action.

(b)                                 Enforceability.  This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

14.                               Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts or omissions.  For so long as Indemnitee shall remain a [director/officer] of the Company and with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors.

15.                               Contract Rights Not Exclusive[; Third Party Indemnitors](1)

(a)                                 Except as otherwise provided in Section 4(c) above, the rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Certificate of Incorporation or By-laws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a [director/officer] of the Company.

(1) Include only for directors associated with a venture capital or private equity fund.

(b)                                 [The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided  by third parties, including stockholders of the Company (the “Third Party Indemnitors”).  The Company hereby agrees:

(i)                                     that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary);

(ii)                                  that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Liabilities to the extent legally permitted and as required by the terms of the Certificate of Incorporation, the By-laws and/or this Agreement, without regard to any rights Indemnitee may have against the Third Party Indemnitors; and

(iii)                               that it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

(iv)                              The Company further agrees that no advancement or payment by the Third Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company agrees that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 15(b).]

(c)                                  [Except as provided in Section 15(b) above, t]/[T]he Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d)                                 [Except as provided in Section 15(b) above, t]/[T]he Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, partner, trustee, member, manager, shareholder, officer, employee, or agent of any other Entity shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Entity.

16.                               Successors.  This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee.  This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status with respect to acts and omissions by Indemnitee that shall have occurred while Indemnitee had Corporate Status.

17.                               Subrogation.  [Except as provided in Section 15(b) above, in] [In] the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request and expense of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

18.                               Change in Law; Amendments.  To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Certificate of Incorporation, the By-laws and/or this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.  The Company will not adopt any amendments to its Certificate of Incorporation or By-Laws the effect of which would be to deny or diminish or encumber Indemnitee’s right to indemnification under this Agreement.

19.                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20.                               Indemnitee as Plaintiff.  Except as provided in Section 11 above, in the last sentence of Section 4(c) above and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors of the Company has consented to the initiation of such Proceeding.  This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in any Proceeding brought against Indemnitee.

21.                               Modifications and Waiver.  Except as provided in Section 18 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22.                               General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, (c) if sent for next-day delivery by means of a nationally recognized overnight courier service, on the next day after it is so sent, or (d) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)                                     If to Indemnitee, to:

(ii)                                  If to the Company, to:

Ikaria, Inc.

Attn: General Counsel

6 Route 173

Clinton, NJ 08809

Fax: 908-238-6773

or to such other address as may have been furnished in the same manner by any party to the others.

23.                               Governing Law: Consent to Jurisdiction; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.  Each of the Company and the Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction (except as provided below) of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto other than in such courts except (i) to enforce a judgment or order rendered by any of the aforesaid courts or (ii) as otherwise provided in Section 11(a)), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum;.  Each of the parties hereto agrees that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service.  Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

IKARIA, INC.

By:
Name:
Title:

INDEMNITEE